SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2007

CONSOLIDATED CONTAINER COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-88157	75-2825338
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3101 Towercreek Parkway, Suite 300 Atlanta, GA		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 742-4600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective February 21, 2007, the Management Committee of Consolidated Container Holdings LLC (“Holdings”), the sole member and manager of Consolidated Container Company LLC (“CCC”), appointed Peter W. Calamari to the Audit Committee and as Assistant Secretary for Holdings.

ITEM 8.01	OTHER EVENTS.

On February 22, 2007, CCC announced its intent to acquire substantially all of the assets of Whitmire Container. Whitmire Container has blow-molding locations in Sherman, Texas, and Blue Mountain, Mississippi. The press release announcing this acquisition is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

On February 23, 2007, Consolidated Container Company LLC (“CCC”) issued a press release announcing that it has commenced tender offers to purchase for cash any and all of the outstanding $207,000,000 aggregate principal amount at maturity of 10 3/4% Senior Secured Discount Notes due 2009 (CUSIP Nos. 20902YAF9 and 20902YAD4) of CCC and Consolidated Container Capital, Inc. (“Capital”) and the outstanding $185,000,000 principal amount of 10 1/8% Senior Subordinated Notes due 2009 (CUSIP No. 20902YAC6) of CCC and Capital (collectively, the “Notes”) and consent solicitations for certain proposed amendments to the indentures pursuant to which the Notes were issued, as well as the release of liens related to the Senior Discount Notes. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

The exhibit listed below and in the accompanying Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Title

99.1	Press Release of Consolidated Container Company LLC issued February 22, 2007.

99.2	Press Release of Consolidated Container Company LLC issued February 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CONTAINER COMPANY LLC

By:	/s/ Richard P. Sehring
Name: Richard P. Sehring Title: Chief Financial Officer

Date: February 26, 2007